Exhibit 99.1

Maze Therapeutics Reports First Quarter 2025 Financial Results and Reiterates Upcoming Milestones

MZE829 Phase 2 HORIZON Trial Enrolling Patients with APOL1 Kidney Disease; Initial Data Expected in Q1 2026

MZE782 Phase 1 Healthy Volunteer Trial Ongoing; Initial Data Expected in Q3 2025

Strong Balance Sheet with $294.4 Million in Cash and Cash Equivalents, Expected to Provide Cash Runway into H2 2027

SOUTH SAN FRANCISCO, CA, May 14, 2025 – Maze Therapeutics, Inc. (Nasdaq: MAZE), a clinical-stage biopharmaceutical company developing small molecule precision medicines for patients with renal, metabolic and cardiovascular diseases, today reported financial results for the first quarter ended March 31, 2025, and reiterated upcoming milestones.

“With two clinical programs underway – an important milestone that underscores the strength of our Compass platform and drug development expertise – Maze is entering a new phase of growth,” said Jason Coloma, Ph.D., chief executive officer of Maze. “We’re particularly excited about MZE782, a genetically informed therapy that we believe could be best-in-class for PKU and first-in-class for CKD. We expect to report Phase 1 healthy volunteer data, including biomarker results, later this year to support Phase 2 trials in both indications. In addition, our Phase 2 HORIZON trial of MZE829 continues to actively enroll, on track for a readout in Q1 2026. With a strong balance sheet following our IPO, we’re well-positioned to deliver on our pipeline and mission.”

Key Anticipated Milestones

MZE829 for APOL1 Kidney Disease (AKD)

MZE829 is an oral, small molecule APOL1 inhibitor that Maze is advancing as a potential treatment for patients with AKD, a subset of chronic kidney disease (CKD) estimated to affect over one million people in the United States (U.S.) alone.

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Maze continues to enroll patients in the Phase 2 HORIZON trial of MZE829. The trial includes a broad population of patients with AKD, including those with diabetes, those with non-diabetic kidney disease, and patients with severe focal segmental glomerulosclerosis (FSGS).

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Maze expects to announce initial proof-of-concept data from the Phase 2 HORIZON trial in the first quarter of 2026.

MZE782 in CKD and Phenylketonuria (PKU)

MZE782 is an oral, small molecule targeting the solute transporter, SLC6A19, with potential to be a first-in-class treatment for the approximately five million U.S. patients with CKD who inadequately respond to currently available CKD therapies, as well as potential to be a best-in-class therapy for patients with PKU, an inherited metabolic disorder.

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MZE782 is currently being evaluated in a Phase 1 clinical trial in healthy volunteers.

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Maze expects to report initial data, including proof-of-mechanism biomarker results, in the third quarter of 2025.

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Based on Phase 1 results, Maze plans to initiate two separate Phase 2 clinical trials of MZE782 in CKD and PKU.

First Quarter 2025 Financial Results

Cash Position: Cash and cash equivalents were $294.4 million as of March 31, 2025, compared to $196.8 million as of December 31, 2024. Maze expects that its current cash and cash equivalents will fund operations into the second half of 2027.

Research & Development (R&D) Expenses: R&D expenses were $27.6 million and $21.9 million for the first quarter of 2025 and 2024, respectively. This increase primarily reflects higher clinical trial expenses for MZE829 and MZE782 and personnel-related expenses, including non-cash stock-based compensation expense.

General & Administrative (G&A) Expenses: G&A expenses were $7.8 million and $6.1 million for the first quarter of 2025 and 2024, respectively. This increase primarily reflects higher personnel-related expenses, including non-cash stock-based compensation expense, and professional services fees.

Net Loss: Net loss was $32.8 million and $32.5 million for the first quarter of 2025 and 2024, respectively.

About Maze Therapeutics

Maze Therapeutics is a clinical-stage biopharmaceutical company harnessing the power of human genetics to develop novel, small molecule precision medicines for patients living with renal, cardiovascular and related metabolic diseases, including obesity. The company is advancing a pipeline using its Compass platform, which provides insights into the genetic variants in disease and links them with the biological pathways that drive disease in specific patient groups. The company’s pipeline is led by two wholly owned lead programs, MZE829 and MZE782, each of which represents a novel precision medicine-based approach for patients. For more information, please visit mazetx.com, or follow us on LinkedIn and X.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the current beliefs and expectations of management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, without limitation, statements concerning the company’s future plans and prospects, any expectations regarding the safety or efficacy of MZE829, MZE782 and other candidates under development, the ability of MZE829 to treat AKD or other indications, the ability of MZE782 to treat CKD, PKU or other indications, the planned timing of the company’s clinical trials, data results and further development of MZE829, MZE782 and other therapeutic candidates, and the sufficiency of the company’s cash and cash equivalents to fund its operating expenses and capital expenditure requirements. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to the company may identify forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Although the company believes the expectations reflected in such forward-looking statements are reasonable, the company can give no assurance that such expectations will prove to be correct. Readers are cautioned that actual results, levels of activity, safety, performance or events and circumstances could differ materially from those expressed or implied in the company’s forward-looking statements due to a variety of factors, including risks and uncertainties related to the company’s ability to advance MZE829, MZE782 and its other therapeutic candidates, obtain regulatory approval of and ultimately commercialize the company’s therapeutic candidates, the timing and results of preclinical studies and clinical trials, the company’s ability to fund development activities and achieve development goals, its ability to protect its intellectual property, general business and economic conditions, and risks related to the impact on its business of macroeconomic conditions, including inflation, volatile interest rates, tariffs, instability in the global banking sector, and public health crises. Further information on potential risk factors that could affect the company’s business and its financial results are detailed under the heading “Risk Factors” included in the documents the company files from time to time with the U.S. Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements speak only as of the date of this press release and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

IR/Corporate Contact:

Amy Bachrodt, Maze Therapeutics

abachrodt@mazetx.com

Media Contact:

Dan Budwick, 1AB

dan@1abmedia.com

Maze Therapeutics, Inc.

Select Condensed Financial Information

(in thousands, except share and per share amounts)

(unaudited)

Condensed Statements of Operations

	Three Months Ended
	March 31,
	2025	2024
Operating expenses:
Research and development	$27,580	$21,877
General and administrative	7,821	6,137
Total operating expenses	35,401	28,014
Loss from operations	(35,401)	(28,014)
Interest and other income, net	2,615	281
Change in fair value of convertible promissory notes	—	(4,761)
Net loss	$(32,786)	$(32,494)
Net loss per share, basic and diluted	$(1.15)	$(13.91)
Weighted-average shares of common stock outstanding used to compute net loss per share, basic and diluted	28,628,430	2,336,613

Condensed Balance Sheet Data

	March 31,	December 31,
	2025	2024
Cash and cash equivalents	$294,374	$196,812
Total assets	$332,840	$240,542
Total liabilities	$40,772	$43,638
Total redeemable convertible preferred stock	$—	$508,087
Total stockholders’ equity (deficit)	$292,068	$(311,183)